EXHIBIT 10.6

                                     LEASE

     AGREEMENT of Lease made this day of 1995, by and between GEORGE BRUNACINI and JEANNETTE BRUNACINI, husband and wife ("Landlord") and CIRCUIT CITY STORES, INC., a Virginia corporation ("Tenant"),

WITNESSETH:

     1. DEMISE - DEMISED PREMISES - Landlord, for and in consideration of the covenants and conditions hereinafter contained on the part of the Tenant to be performed, and in consideration of the rental hereinafter reserved, does hereby grant, lease, demise and let unto Tenant and Tenant does hereby rent and take from Landlord those premises described as:

Legal Description: Lot C-4B1, Albuquerque Industrial Park.

     as more fully described or shown on Exhibit "A", attached hereto and made a part hereof ("Land"), together with the buildings and improvements more fully described on Exhibit "B", attached hereto and made a part hereof ("Leasehold Improvements"), to be constructed thereon by Landlord, all rights and easements appurtenant thereto, and all of the fixtures, apparatus, equipment and improvements to be provided by Landlord and located therein or thereon, all of which are hereinafter called the "Demised Premises".

     2. USE-WARRANTIES AND REPRESENTATIONS BY LANDLORD Landlord agrees that Tenant, and those holding by, through and under Tenant, may use the Demised Premises for any lawful purpose, except as otherwise expressly provided herein. It is the intention of Tenant to use the Demised Premises for the purpose of testing, repair, assembly, storage and distribution electronic equipment and appliances, and activities related thereto.

     3 TERM-OPTION - (a) This Lease shall be effective from the date first above set forth ("Effective Date"); the term of this Lease shall commence on substantial completion of the Leasehold Improvements and actual delivery of the Demised Premises to Tenant, which date shall be no later than three ( 3) months from the Effective Date or June 1, 1995, whichever occurs later, said date is hereinafter called the "Commencement Date" of this Lease, and the original term shall extend and continue for a period of ten (10) years from and after the Commencement Date. Landlord and Tenant shall execute a statement acknowledging the Commencement Date which shall be attached hereto as Exhibit "C" and incorporated herein by reference.

     (b) Tenant is hereby granted two (2) five (5) year options to renew and extend the term of this Lease following the expiration of the initial term of this Lease ("Option Term(s)"). The options shall only be exercised by written notice to Landlord given at least six (6) months prior to the date on which the initial Lease term expires, if exercising the initial option, and thereafter six
(6) months prior to the date on which the first Option Term expires and provided further that Tenant is not in default under the current Lease obligations. However, in the event the first option is not exercised, the remaining option shall immediately expire. The Lease provisions for any Option Term shall be the same as are in effect for the initial term, excepting rent which shall be as set forth in Paragraph 4 hereinafter.

     4. RENT - Rent shall accrue from and after the Commencement Date and shall be payable by Tenant in lawful money of the United States of America, in advance on or before they first day of each calendar month, prorated if the first or last month is not a full calendar month, as follows:

     First year, $4.25 per square foot of GLA (as hereinafter defined) per year for a monthly rent of $8,212.77;

     Second year, $4.38 per square foot per year for a monthly rent of $8,463.99;

     Third year, $4.51 per square foot per year for a monthly rent of $8,715.20;

     Fourth year, $4.64 per square foot per year for a monthly rent of $8,966.41;

     Fifth year, $4.78 per square foot per year for a monthly rent of $9,236.95;

     Sixth year, $4.93 per square foot per year for a monthly rent of $9,526.81;

     Seventh year, $5.07 per square foot per year for a monthly rent of $9,797.35;

     Eighth year, $5.23 per square foot per year for a monthly rent of $10,106.54;

     Ninth year, $5.38 per square foot per year for a monthly rent of $10,396.40;

     Tenth year, $5.55 per square foot per year for a monthly rent of $10,724.91.

     In the event the Commencement Date is not the first day of a month, the Lease term shall end, unless sooner terminated, on the last day of the month in which the tenth anniversary occurs, or the month in which the fifth anniversary of an Option Term occurs, with rent being prorated for the last month.

     Coincident with the execution of this Lease, Tenant is paying Landlord the first month's rent in the amount of $8,212.77.

     In the event the option to renew for one or both of the Option Term(s) is exercised by Tenant, the rent shall be increased each year of the Option Term(s) by the lesser of (i) two (2) times the increase in the CPI-U for the Albuquerque metropolitan area for the prior year, or (ii) 3k above the rent for the prior year.

     The parties agree that the gross leasable area of the building on the Demised Premises is 23,189 square feet ("GLA").

     5. ASSIGNMENT - SUBLETTING - Tenant and its assignees may assign this Lease or sublet a portion or portions or all of the Demises Premises, with Landlord's written consent, which consent shall not be unreasonably delayed or withheld. Each assignee or subtenant shall hold subject to all provisions of this Lease, and no assignment or subletting shall release Tenant from the obligations of this Lease. Notwithstanding the provisions of this Paragraph, Tenant shall have the right to assign this Lease or sublet the Demised Premises to a parent, subsidiary or affiliate company without Landlord's written consent.

     6. REQUIREMENTS OF LAW - Tenant shall promptly comply with all statutes, ordinances, rules, orders, regulations, and requirements of the Federal, State and Municipal governments and of any and all of their Departments and Bureaus, including without limitation Environmental Requirements (as such term is defined in Paragraph 31 below) (collectively called "governmental requirements") which are applicable to the use by Tenant of the Demised Premises, or Tenant's business and operations on the Demised Premises during the term or any renewal thereof. Landlord shall, at its sole expense, comply with any applicable laws enacted after the Commencement Date requiring alteration of any portion of the Demised Premises required to be maintained by Landlord pursuant to this Lease, unless such alterations are required solely because of the nature of Tenant's business and activities on the Demised Premises, rather than by virtue of ownership of the Demised Premises. Tenant shall, at its sole expense, comply with any such laws which require (i) alterations of any portion of the Demised Premises required to be maintained by Tenant hereunder and (ii) alterations of any portion of the Demised Premises required to be maintained by Landlord which are required solely because of the nature of Tenant's business and activities thereon; provided however, if such repairs by Tenant have a depreciable life in excess of the balance of the Lease term (including the renewal term) pursuant to Internal Revenue Service depreciation schedules in effect at the time of such repairs, or other nationally recognized depreciation schedules, Landlord shall reimburse Tenant upon demand for the portion of the cost of such repairs attributable to the period of time after the Lease term (including renewal term) expires. Either party may elect, by notifying the other party of such election, to terminate this Lease in the event the cost of any repairs required to be made by the electing party pursuant to applicable laws enacted after the commencement date exceeds 25k of the rent paid by Tenant for the immediately prior Lease year. This Lease shall terminate upon the date of such election unless the nonelecting party notifies the electing party within thirty (30) days of such election, of its intent to make the required repairs on behalf of the electing party, whereupon the termination election shall be null and void, this Lease shall remain in full force and effect, and the non-electing party shall complete the required alterations at its sole expense within the time limits and in the manner required by the applicable law. Prior to the commencement date, Landlord shall, at Landlord's expense, obtain any requisite subdivision approvals rendered necessary by making of this Lease. In case either party, after the time required to remedy defaults under this Lease, shall fail or neglect to comply with the governmental requirements set forth in this Paragraph 6, or any of them, and required to be complied with by the party, then the other party or its agents may, by entry if required, comply with any and all of the governmental requirements at the risk and expense of the defaulting party, and recover such expense from the defaulting party; any sums owing by Tenant to be added to the next monthly installment of rent and to be collectible as rent, and any sum owing by Landlord to be deductible from rents or other sums otherwise payable by Tenant to Landlord.

     7. REPAIRS - (a) Except as provided elsewhere in this Lease, Tenant shall, at Tenant's expense, maintain and repair the Leasehold Improvements, including but not limited to heating, air conditioning, pavement, plumbing and electrical fixtures. Tenant shall also maintain and repair any additions to the Demised Premises made by Tenant and shall replace glass broken during the term of the Lease. Tenant shall not clog any plumbing, sewers, waste pipes, drains or water closets used by Tenant. Tenant shall also, at Tenant's expense, repair all damage to the walls, ceilings, doors and door frames caused by Tenant's use. All landscaping shall be maintained by Tenant at its expense. If, within fifteen
(15) days after written notice by Landlord, Tenant fails to provide any maintenance or repairs required of Tenant and to complete the same with reasonable diligence, then Landlord may provide such repairs or maintenance for the account of Tenant and the cost thereof shall be added to the next monthly installment of rent payable hereunder and shall be collectible as rent. (b)
During all terms of this Lease Landlord shall maintain and repair the foundation, roof, roof structure, gutters and downspouts, and structural walls and structural elements of the Leasehold Improvements, and damage due to fire or casualty, to the extent this Lease requires Landlord to insure against such fire or casualty. All repairs and maintenance to be made by Landlord shall be at Landlord's risk and expense.

     8. ALTERATIONS BY TENANT - Tenant may, at Tenant's option and Tenant's risk and expense, make such alterations, additions, and improvements to the Demised Premises as Tenant may deem necessary for the conduct of Tenant's business therein; provided, however, that the written approval of Landlord shall be first obtained, which approval shall not be unreasonably delayed or withheld. Tenant shall have the right to install a sign on the exterior of the building portion of the Demised Premises and/or a free standing sign on the Demised Premises pursuant to all applicable governmental ordinances and subject to the prior written approval of Landlord. Landlord hereby approves the alterations, additions and improvements to be constructed on the Demised Premises which are itemized on Exhibit "D", attached hereto and made a part hereof. Tenant shall also have the right to make non-structural alterations, additions and improvements to the Demised Premises without Landlord's written consent provided said alterations, additions and improvements do not affect any electrical, plumbing, HVAC, mechanical or other building systems of the Demised Premises, and the cost therefor does not exceed $50,000.00. Upon the expiration of this Lease, or earlier termination thereof, Tenant shall be under no obligation to restore the Demised Premises to their original condition, but all alterations, additions, or improvements made to or put upon the Demised Premises shall become the property of the Landlord and shall remain upon and be surrendered with the Demised Premises as a part thereof. Notwithstanding anything aforesaid, Tenant shall have the right to install and remove from time to time and at the termination of this Lease (provided Tenant is not in default under the Lease), whether the same be attached to the building on the Demised Premises or be free-standing, Tenant's signs, trade fixtures and equipment, and business fixtures and equipment, to include, without limitation, moveable office partitions, and furniture, as well as any building machinery and building equipment belonging to Tenant, including, without limitation, oil burners and stokers, free standing heating and electrical fixtures, but excluding HVAC duct work, attached HVAC, electrical and plumbing fixtures, and permanent walls and partitions. Tenant shall promptly repair any damage to the Demised Premises caused by the removal by Tenant of any of Tenant's property therefrom and this covenant shall survive the expiration or termination of this Lease.

     9. LANDLORD'S RIGHT OF ACCESS - Landlord, its agents, servants and employees shall have the right to enter the Demised Premises during business hours, with reasonable frequency, for the purpose of inspecting the same to ascertain whether Tenant is performing the covenants of this Lease, and during business hours or otherwise in the event of need, under special arrangements with Tenant, for the purpose of making required repairs, alterations, improvements or additions, and Landlord shall be allowed to take all material into and upon the Demised Premises that may be required therefor without the same constituting an eviction of Tenant in whole or in part, and, except as otherwise provided, the rent reserved shall in nowise abate while said repairs are being made by reason of loss or interruption of the business of Tenant because of the prosecution of any such work. Landlord agrees to cause as little inconvenience as reasonably possible to Tenant in connection therewith. During the one hundred eighty (180) days preceding the expiration of this Lease, Tenant shall permit Landlord or Landlord's agents to show the Demised Premises to prospective tenants with reasonable frequency during business hours and to place and keep in one or more conspicuous places upon the exterior of the Demised Premises, not interfering with Tenant's use of the Demised Premises, a notice in the usual form "To Let", and a notice in the usual form "For Sale", which notices Tenant shall permit to remain thereon without molestation. Landlord and/or their agents, servants and employees and governmental authorities shall have the right to enter the Demised Premises during business hours for the purpose of conducting the remediation pursuant to the Plan, as it may be modified from time to time, and for inspections related thereto.

LANDLORD'S LIMITATION OF LIABILITY- TENANT'S INDEMNITY

     (a) Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers or any other person in or about the Demised Premises, whether such damage or injury is caused by or results from:

     (i) Fire, steam, electricity, water, gas or rain;

     (ii) The breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other causes;

     (iii) Conditions arising in or about the Demised Premises or upon other portions of the building of which the Demised Premises are a part, or from other sources or places, not caused by or resulting from Landlord's breach of the Lease; or

     (iv) Any act or omission of any other tenant of any portion of the building of which the Demised Premises are a part.

     (b) Tenant shall defend, indemnify and save harmless Landlord and its agents and employees against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys' fees, which may be imposed upon or incurred by or asserted against Landlord and/or its agents by reason of any of the following occurring during the term of the Lease or during any period of time prior to the Commencement Date that Tenant may have been given access to or possession of all or any part of the Demised Premises: (i) any work or thing done in, on or about the Demised
Premises or any part thereof by or at the instance of Tenant, its agents, contractors, subcontractors, servants, employees, licensees or invitees; (ii) any negligence or otherwise wrong act or omission on the part of Tenant or any of its agents, contractors, subcontractors, servants, employees, subtenants, licensees or invitees; (iii) any accident, injury or damage to any person or property occurring in, on or about the Demised Premises or any part thereof;
(iv) any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms provisions, conditions or limitations contained in this its part to be performed or complied with. In case any action or proceeding is brought against Landlord by reason of any such claim, Tenant, upon written notice from Landlord, shall, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Landlord in writing, which approval Landlord shall not unreasonably withhold.
Lease on

     The indemnification of this Paragraph 10(b) shall survive the expiration or termination of this Lease.

     Notwithstanding the provisions of this Paragraph 10(b), Tenant shall not defend, indemnify nor save harmless, the Landlord for the negligence or willful misconduct of Landlord or Landlord's agents and employees.

     11. DESTRUCTION BY FIRE OR OTHER CAUSES - Landlord shall, at Landlord's expense, provide and maintain adequate insurance on the Demised Premises (being not less than eighty per cent (80k) of actual replacement value and sufficient to meet co-insurance requirements) against loss or damage by fire, with extended coverage endorsement. Tenant shall reimburse and pay Landlord during the term, as they become payable, the premiums for such fire insurance (fairly apportioned if lease periods and premium periods do not coincide). Payment of such premiums shall constitute additional rent payable by Tenant to Landlord on the first rent payment date not less than thirty (30) days after presentation to Tenant of a receipted bill for such premiums; and in default by Tenant, Landlord may collect the same as rent. In the event of such a loss, Landlord shall receive and apply all the proceeds thereof to repair the damages. Landlord will undertake immediately the repair and reconstruction of the Demised Premises at Landlord's expense and will complete such work with due and reasonable diligence. During the period commencing with the date the damage occurred and ending with the completion of the requisite repairs or restoration, the rent payable hereunder shall abate and the obligation of Tenant to pay the same shall cease to the extent and in proportion to the area rendered untenantable by the damage or by the work or restoration and repair. All policies shall contain a clause providing Tenant shall not be liable to the Landlord or Landlord's assignees for damages by fire or other casualty within the coverage of insurance described in the standard fire insurance policy with extended coverage available to Landlord even if the damage be caused by the negligence or default of Tenant, Tenant's employees, agents or invitees; provided, however, that if any insurance carrier does not permit such waiver of the right of subrogation, Tenant shall be named as an insured under Landlord's policy, at no cost to Tenant.

LIABILITY INSURANCE - WAIVER OF SUBROGATION

     (a) Tenant shall at all times during the term of this Lease carry public liability insurance covering the Demised Premises which insurance shall insure against liability for personal injury or death and property damage in an amount not less than Three Million Dollars ($3,000,000.00). Landlord shall be named as an additional insured on any such policy and the coverage shall require the insurance company to provide thirty (30) days prior written notice to Landlord of its intent to cancel the policy. In the event Tenant fails to maintain the coverage required by this paragraph, Landlord shall have the right to provide coverage and Tenant shall reimburse Landlord for said expenditure at the time of the next rent payment. The insurance company used by Tenant for the public liability insurance required by this paragraph shall be approved by Landlord, which consent shall not be unreasonably delayed or withheld. A copy of the policy or certificate of insurance shall be delivered to Landlord by Tenant prior to the Commencement Date and prior to the expiration of any such policy during the term of the Lease.

     (b) All insurance which is carried by either party with respect to the Demised Premises, whether or not required, shall include provisions which either designate the other party as one of the insureds or deny to the insurer acquisition by subrogation of rights of recovery against the other party to the extent such rights have been waived by the insured party prior to occurrence of loss or injury, insofar as, and to the extent that such provisions may be effective without making it impossible to obtain insurance coverage from responsible companies qualified to do business in the state in which the Demised Premises are located (even though extra premium may result therefrom). Each party shall be entitled to have duplicates or certificates of any policies containing such provisions. Each party hereby waives all rights of recovery against the other for loss or injury against which the waiving party is or may be protected by insurance containing said provisions.

     13. HEAT. LIGHT. TAXES - (a) Tenant shall pay all charges for gas, steam, electricity, water and other utilities and services, and including trash removal and sewage charges used in connection with the Demised Premises during the term of this Lease. Landlord covenants and agrees that all such utilities (including both storm, if available, and sanitary sewers) shall be available to the Demised Premises and shall be in good working order at the commencement date. Tenant acknowledges and agrees that it is accepting any interior fixtures related to the utilities in "as is" condition.

     (b) Landlord shall bear the cost of and pay when due and in time to take advantage of all discount allowances if any, otherwise before any of the same shall be in default or carry interest or penalties for late payment, all real estate taxes and Middle Rio Grande Conservancy District fees (hereinafter collectively "real estate taxes") assessed against the Demised Premises and the Leasehold Improvements and against any entire premises of which the Demised Premises may be a part. During all terms of this Lease, Tenant shall annually pay Landlord for all real estate taxes assessed against the Demised Premises, within thirty (30) days after receipt by Tenant of the paid tax bill. Such amount shall constitute additional rent under this Lease.

     Landlord  shall bear the cost of and pay when due all  assessments  against
the  Demised   Premises  for  municipal  or  public   improvements  and  service
facilities.

     In consideration of Tenant's undertaking to reimburse Landlord for the real estate taxes on the Demised Premises, Landlord agrees as follows with Tenant with respect to such real estate taxes:

     (i) Tenant shall have the right, in good faith, by appropriate proceedings, to contest any assessment or reassessment, or the real estate taxes, or the validity of either, or of any increase in the assessment, or the rate and, provided this may lawfully be done, and if Tenant provides Landlord with appropriate security, Landlord shall withhold payment of the real estate taxes as directed by Tenant in writing in any case where Tenant shall have notified Landlord of Tenant's intention to make a contest as aforesaid.

     (ii) Landlord shall, within five (5) days after learning of any increase or change in the assessment, the rate or the real estate taxes, advise Tenant in writing thereof and Tenant shall, within ten (10) days of the receipt of said notice from Landlord/ advise Landlord in writing in the event Tenant elects to make a contest.

     (iii) In the contest, Tenant is authorized to act in its own name and in the name of Landlord, if legally necessary or desirable to use Landlord's name, and Landlord agrees that it will, at Tenant's request, provided it is not put to any expense thereby, cooperate with Tenant in any way Tenant may reasonably require in connection with such contest.

     (iv) Any contest conducted by Tenant hereunder shall be at Tenant's expense and in the event any penalties, interest or late charges become payable with respect to the real estate taxes as the result of such contest, Tenant shall reimburse Landlord for the same.

     (v) If Tenant shall have given Landlord notice of Tenant's intent to make such a contest and in the further event that it becomes proper and appropriate for Landlord to pay the real estate taxes as to which the contest relates, Landlord shall nevertheless make the payment under protest and Tenant shall reimburse Landlord within thirty (30) days for said payment.

     14. EMINENT DOMAIN - If the whole or any part of the Demised Premises shall be taken by lawful authority for any public or a quasi-public use or purpose this Lease shall, as to the part so taken, terminate on the date title shall be acquired, and the rent reserved shall abate fairly and in proportion to the part so taken and shall entirely abate if the entire Demised Premises is taken. In all cases of a partial taking of the Demised Premises (except for a minor street widening not injurious to the use of the Demised Premises by Tenant) Tenant may, at its election, by delivering written notice to the effect to Landlord, terminate this Lease and vacate the Demised Premises, and in that event, the liability of Tenant for performance of the Lease shall terminate and come to an end and all rents shall abate. Any award or compensation given in connection with the taking of the land or building shall be allocated between Landlord and Tenant fairly and equitably and without giving preference to either party, taking into consideration the respective interests of the parties in the real property comprising the Demised Premises and the Leasehold Improvements, the portion or portions of the property taken, the utility of any remaining premises and the income of the parties therefrom, the extent of abatement of the rent, the period Tenant may continue in possession after the taking and the terms and circumstances of such occupancy, the extent Landlord is deprived of income, the remainder of the term of the Lease, the value of Landlord's reversionary interest, the value or Tenant's leasehold interest, the value of the land taken, the depreciated cost of the Leasehold Improvements and all other relevant matters; which determination shall be made, if the parties cannot agree, by and in accordance with the procedures of the American Arbitration Association upon application by either party. Any amount due upon any mortgage on the property shall be charged against and paid out of the share of Landlord in the award. Notwithstanding the aforesaid, any award for the taking of the personal property and fixtures of Tenant and any award for the cost of moving and moving expenses, shall belong to and be paid exclusively to Tenant.

     15. TENANT'S RIGHT TO PERFORM - In the event Landlord violates or fails to perform any material provision or agreement of the Lease to be performed or complied with by Landlord and fails to undertake to cure any violation or failure to perform within fifteen (15) days after written notice thereof to Landlord, and to complete the same with reasonable diligence, Tenant may, in addition to all remedies available to it, be entitled to perform on behalf of Landlord and deduct from the rent any expenses thereby incurred, or if Tenant elected to do so Tenant shall have the right to cancel and terminate this Lease at any time after expiration of said fifteen (15) day period while the violation or failure continues, provided Landlord is not exercising reasonable diligence to cure the violation or failure. Tenant may also pay any installments of any mortgage debt against or including the Demised Premises if Landlord is in default and deduct all such payments from the rent.

     16. SUBORDINATION - This Lease and all the rights of Tenant hereunder are and shall be subject and subordinate at all times to the lien or liens of any and all mortgages in any amount or amounts whatsoever placed on the Demises Premises or larger premises of which the Demised Premises form a part, either prior or subsequent to the date hereof, provided that the mortgagee agrees with Tenant by writing delivered to Tenant, that Tenant shall not be disturbed in possession and this Lease shall remain in full effect as long as Tenant performs its obligation hereunder. It shall not be necessary for Tenant to execute any further instrument or act to effectuate such subordination, but Tenant shall execute and deliver upon demand such further instrument or instruments evidencing such subordination of this Lease as may be desired by any mortgagee or proposed mortgagee, or necessary to effectuate the provisions of this Paragraph 16, which also contains the above-mentioned non-disturbance provision.

     17. NON-WAIVER OF LANDLORD'S OR TENANT'S RIGHTS - The failure of either Landlord or Tenant to insist upon strict performance of any of the covenants or conditions of this Lease or to exercise any right herein conferred in any one or more instances, shall not be construed as a waiver or relinquishment for the future of any such covenants, conditions or rights, but the same shall be and remain in full force and effect.

     18. QUIET ENJOYMENT - Landlord covenants that Tenant on paying the rent and performing the covenants aforesaid shall and may peaceably and quietly have, hold and enjoy the said Demised Premises for all terms aforesaid.

     l9. SURRENDER - Tenant shall quit and surrender the Demised Premises at the expiration of the term, broom clean and in good order and condition, ordinary wear and use, damage by fire or other casualty and repair and replacement obligations of Landlord excepted.

     20. NOTICES - Any notice given pursuant to this Lease shall be valid only if given in writing by registered or certified mail, return receipt requested, with sufficient postage attached. Notices to Landlord shall be addressed to:

George Brunacini
P.O. Box 6992
Albuquerque, NM 87197

with copy to:

Hunt, Reecer & Davis, P.C.
Attn: Kenneth A. Hunt, Esq.
P.O. Box 30088
Albuquerque, NM 87190-0088

Notices to Tenant shall be addressed to:

Circuit City Stores, Inc.
9950 Mayland Drive
Richmond, VA 23233

Attention: Corporate Secretary

and

Circuit City Stores, Inc.
9950 Mayland Drive
Richmond, VA 23233

Attention: Vice President - Real Estate

     The date of any notice provided for in this Lease shall be the date received by the addressee. The person and place to which notice may be given may be changed from time to time by Landlord or Tenant respectively upon written notice to the other, effective five (5) days after delivery of such notice.

     21. SUCCESSORS AND ASSIGNS - ENTIRE AGREEMENT - The terms, agreements, covenants and conditions contained in the Lease are binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Lease constitutes the entire understanding between the parties hereto and the parties shall not be bound by any agreements, understandings or conditions respecting the subject matter hereof other than those expressly set forth in this Lease.

     22. ALTERATIONS BY LANDLORD - (a) Landlord shall, at Landlord's sole cost, construct on the Land in compliance with all applicable laws and governmental requirements, the Leasehold Improvements.

     (b) The Leasehold Improvements shall be completed by Landlord and possession of the entire Demised Premises, together with a Certificate of Occupancy, if required, shall be tendered by Landlord to Tenant on the Commencement Date. For each week or portion of a week Landlord does not deliver possession of the Demised Premises in accordance with this Paragraph 22, Tenant shall receive one (1) month's free rent.

     (c) Landlord shall and does hereby warrant, for the period of one (1) year following the Commencement Date or date of delivery of the Demised Premises to Tenant, if after the Commencement Date ("Warranty Date"), the materials, equipment and workmanship of the Leasehold Improvements required of Landlord under this Lease and Landlord shall repair or replace all materials, equipment and workmanship related thereto found to be defective within one (1) year following the Warranty Date.

     (d) Tenant may, without payment of rent, enter the Demised Premises prior to the Commencement Date solely for the purpose of preparing the Demised Premises for use by Tenant, but Tenant shall not interfere with the work being performed by Landlord, and provided Tenant has liability insurance as required by Paragraph 12 hereinabove in place. No such occupancy shall be deemed an acceptance of the Demised Premises nor a waiver of any failure by Landlord to complete any of the Leasehold Improvements required by this Lease.

     (e) Upon completion of the Leasehold Improvements, delivery of a Certificate of Occupancy, if required, and acceptance of possession, Landlord and Tenant shall execute Exhibit "C" specifying the Commencement Date of this Lease.

     23. CONDITION OF DEMISED PREMISES - Tenant's acceptance of possession of the Demised Premises shall constitute Tenant's acknowledgement that the Demised Premises meet the requirements of Exhibit "B" and Paragraph 22, subject to the warranty of Landlord provided for in Paragraph 22(c).

     24. HOLDOVER - In the event Tenant holds over after expiration or other termination of this Lease, rent shall increase to one and one-half (1 1/2) times the then current monthly rent and additional rent. Further, Tenant's occupancy shall be on a month-to-month basis for the period of the actual holdover, and any resulting holdover may be terminated by either party at any time on thirty
(30) days written notice.

     25. TIME TO R D Y DEFAULT-LATE PAYMENT PENALTY - Landlord shall have no right to exercise any remedy for default by Tenant under this Lease, and Tenant shall not be, or be deemed to be, in default unless and until Landlord shall give to Tenant the prescribed notice by mail, addressed to Tenant at the place of notices to be given as herein provided, specifying the default and (a) if the default is in payment of money, unless Tenant fails to remedy the default within ten (10) days after receipt of such notice, or (b) if the default is other than in payment of money, unless Tenant fails to begin to cure the default within fifteen (15) days after receipt of the notice and to proceed expeditiously to cure the default. A late payment penalty of 5k of any overdue amount required to be paid by Tenant pursuant to this Lease, shall be assessed on any payment that is not received by Landlord within five (5) days of its due date.

     26. REMEDIES OF LANDLORD FOR DEFAULT - On the occurrence of any material default by Tenant, Landlord may at any time thereafter, after appropriate notice as provided for herein, exercise any right or remedy which Landlord may have, including:

     (a) Terminate Tenant's right to possession of the Demised Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Demised Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including (i) the worth at the time of the award of the unpaid rent and other charges which have been earned at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid rent and other charges which would have been earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided, provided however, this remedy shall only be available to Landlord if Tenant fails, within ten (10) days after written notice to Tenant, to pay any rent deficit on a monthly basis for the remainder of the Lease term; (iii) the worth at the time of the award of the amount by which the unpaid rent and other charges which would have been paid for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under the terms of this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses incurred by Landlord in maintaining or preserving the Demised Premises after such default, the costs of recovering possession of the Demised Premises, expenses of reletting, including necessary renovations or alterations of the Demised Premises, Landlord's reasonable attorneys' fees incurred in connection therewith, and any real estate commission paid or payable. As used in sub-parts
(i) and (ii) above, the "worth at the time of the award" is computed by allowing interest on the unpaid amounts at the rate of 15% per annum, or such lesser amount as may then be the maximum lawful rate. As used in sub-part (iii) above, the "worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of Kansas City at the time of the award, plus A. If Tenant shall have abandoned the Demised Premises, Landlord shall have the option of (i) retaking the possession of the Demised Premises and recovering from Tenant the amounts specified in this paragraph or (ii) proceeding under paragraph (b) hereinafter;

     (b) Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Demised Premises. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder;

     (c) pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the State of New Mexico.

     27. ATTORNEY'S FEES - The non-prevailing party in any judicial proceedings to enforce the provisions of the Lease shall pay the reasonable attorney's fees and court costs of the prevailing party.

     28. SEVERABILITY - A determination by a court of competent jurisdiction that any provision of this Lease or any part hereof, is illegal or unenforceable, shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

     29. CHOICE OF LAW - The laws of the State of New Mexico shall govern this Lease.

     30. FORCE MAJEURE - I f Landlord or Tenant cannot perform any of their respective obligations under the terms of this Lease due to event(s) beyond their control, the time provided for performance of such obligations shall be extended by a period of time equal to the duration of such event(s). If either party to the Lease desires to invoke the provisions of this subparagraph, it shall provide written notice to the other party of the reasons for the delay and the invoking party shall use best reasonable efforts to mitigate the effects of such occurrence. Event(s) beyond Landlord's or Tenant's control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood, or other casualty, shortages of labor and materials, government regulation or restriction and weather conditions, but shall in no event include defaults due to Landlord's or Tenant's failure to meet their respective monetary obligations hereunder.

31. ENVIRONMENTAL COMPLIANCE
     (a) As used in this Lease, the following terms shall have the meaning indicated below:

     (i) "Hazardous Material"
means any substance:

     (1) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; or

     (2) which is or becomes defined as a "hazardous waste", "hazardous substance", pollutant or contaminate under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et sea.); or

     (3) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of New Mexico or any political subdivision thereof; or

     (4) the presence of which on the Demised Premises causes or threatens to cause a nuisance upon the Demised Premises or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the Demised Premises; or

     (5) the presence of which on adjacent properties could constitute a trespass; or

     (6) without limitation which contains gasoline, diesel fuel or other petroleum hydrocarbons; or

     (7) without limitation which contains polychlorinated bipheynols (PCBs), asbestos or urea formaldehyde foam insulation.

     (ii) "Environmental Requirements" means all applicable present and future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items, of all governmental agencies, departments, commissions, boards, bureaus, or instrumentalities of the United States, states, tribes and political subdivision thereof and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment, including, without limitation:

     (A) All requirements, including but not limited to those pertaining to reporting, licensing, permitting, investigation, and remediation of emissions, discharges, releases, or threatened releases of "Hazardous Material", chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials or wastes whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials, or wastes, whether solid, liquid, or gaseous in nature including without limitation any such requirements arising under the following, and all regulations promulgated thereunder or in connection therewith:

     Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. 9601 et seq. ("CERCLA")

     Resource Conservation and Recovery Act of 1976, 42 U.S.C. 6901 et seq. ..

     Clean Air Act, 42 U-.S.C. 7401-7626

     Water Pollution Control Act (commonly referred to as the Clean Water Act), 33 U.S.C. 1251 et seq.

     Federal Insecticide, Fungicide, and Rodenticide Act, as amended by the Federal Environmental Pesticide Control Act of 1972 and by the Federal Pesticide Act of 1978, 7 U.S.C. 136 et sea.

     Toxic Substance Control Act, 15 U.S.C. 2601 et seq.

     Safe Drinking Water Act, 42 U.S.C. 300(f) et seq.

     Water Quality Act, 74-6-1 et sea., NMSA 1978

     Air Quality Control Act, 74-2-1 et seq., NMSA 1978

     Radiation Protection Act, 74-3-1 et seq., NMSA 1978

     Pesticide Control Act, 76-4-1 et seq., NMSA 1978

     Solid Waste Act, 74-9-1 et seq., NMSA 1978

     Hazardous Waste Act, 74-1-1 et seq., NMSA 1978

     Ground Water Protection Act, 74-6B-1 et seq., NMSA 1978

     Radioactive and Hazardous Materials Act, 74-4A-2 et sea., NMSA 1978;

     and

     (B) All requirements pertaining to the protection of the health and safety of employees or the public, including;

     (iii) "Environmental Damages" means all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs, and expenses of investigation and defense of any claim, whether or not such claim is ultimately defeated, and of any good faith settlement, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including without limitation reasonable attorney's fees and disbursements and consultant's fees, any of which are incurred at any time as a result of the existence of "Hazardous Material" upon, about, or beneath the Demised Premises or the property of which the Demised Premises are a part (collectively, the "Property") or migrating or threatening to migrate to or from the Property, or the existence of a violation of "Environmental Requirements" pertaining to the Property, including without limitation:

     (1) Damages for personal injury, or injury to property or natural resources occurring upon or off of the Demises Premises or the Property, foreseeable or unforeseeable, including, without limitation, lost profits, consequential damages, the cost of demolition and rebuilding of any improvements on real property, interest and penalties;

     (2) Fees incurred for the services of attorneys, consultants, contractors, experts, laboratories and all other costs incurred in connection with the investigation or remediation of such "Hazardous Material" or violation of "Environmental Requirements", including, but not limited, to the preparation of any feasibility studies or reports or the performance of any cleanup, remediation, removal, response, abatement, containment, closure, restoration or monitoring work required by any federal, state, tribal or local governmental agency or political subdivision, or reasonably necessary to make full economic use of the Demised Premises or the Property or any other property or otherwise expended in connection with such conditions, and including without limitation any attorney's fees, costs and expenses incurred in enforcing this Lease or collecting any sums due hereunder;

     (3) Liability to any third person or governmental agency to indemnify such person or agency for costs expended in connection with the items referenced in subparagraph (ii) herein; and

     (4) Diminution of the value of the Demised Premises or the Property, and damages for the loss of business and restriction on the use of or adverse impact on the marketing of the Property.

     (b) Tenant, its successors, assigns and guarantors, agree to indemnify, defend, reimburse and hold harmless: (i) Landlord; and (ii) the directors, officers, shareholders, employees, partners, agents, contractors, subcontractors, experts, licensees, affiliates, lessees, mortgagees, trustees, heirs, devisees, successors, assigns and invitees (collectively "Affiliates") of Landlord, from and against (1) any and all "Environmental Damages" arising from the presence of "Hazardous Material" upon, about or beneath the Demised Premises or the Property or migrating to or from the Property, or arising in any manner whatsoever out of the violation of any "Environmental Requirements" pertaining to the Property and the activities thereon, either of which conditions arise following Tenant's execution of this Lease, but only to the extent such "Environmental Damages" arise as a result of the activities of Tenant or its Affiliates, or any assignee or subtenant of Tenant or the Affiliates of any such assignee or subtenant, and (2) the breach of any warranty or covenant or the inaccuracy of any representation of Tenant contained in this Lease.

     Tenant's indemnification obligation shall include, but not be limited to, the burden and expense of defending all claims, suits and administrative proceedings (with counsel reasonably approved by the indemnified parties), even if such claims, suits, or proceedings are groundless, false or fraudulent, and conducting all negotiations of any description, and paying and discharging, when as the become due, any and all judgments, penalties or other sums due against such indemnified persons.

     The obligations of Tenant in this Paragraph 31(b) shall survive the expiration or termination of this Lease. The obligations of Tenant under this Paragraph 31(b) shall not be affected by any investigation by or on behalf of Landlord, or by any information which Landlord may have or obtain with respect thereto.

     (c) Except as otherwise modified by this Lease, Landlord, its successors, assigns and guarantors, agree to indemnify, defend, reimburse and hold harmless:
(i) Tenant; and (ii) the directors, officers, shareholders, employees, partners, agents, contractors, subcontractors, experts, licensees, affiliates, lessees, mortgagees, trustees, heirs, devisees, successors, assigns and invitees (collectively "Affiliates") of Landlord, from and against (1) any and all "Environmental Damages" arising from the presence of "Hazardous Material" upon, about or beneath the Demised Premises or the Property or migrating to or from the Property, or arising in any manner whatsoever out of the violation of any "Environmental Requirements" pertaining to the Property and the activities thereon, either of which conditions arise following Landlord's execution of this Lease, but only to the extent such "Environmental Damages" arise as a result of the activities of Landlord or its Affiliates, or any assignee or subtenant of Landlord or the Affiliates of any such assignee or subtenant; and (2) the breach of any warranty or covenant or the inaccuracy of any representation of Landlord contained in this Lease; (3) any and all "Environmental Damages" arising from the presence of "Hazardous Materials upon, about or beneath the Demised Premises or the Property or migrating to or from the Property, or arising in any manner whatsoever out of the violation of any "Environmental Requirements" pertaining to the Property and the activities thereon prior to the Commencement Date.

     Landlord's indemnification obligation shall include, but not be limited to, the burden and expense of defending all claims, suits and administrative proceedings (with counsel reasonably approved by the indemnified parties), even if such claims, suits, or proceedings are groundless, false or fraudulent, and conducting all negotiations of any description, and paying and discharging, when as the become due, any and all judgments, penalties or other sums due against such indemnified persons.

     The obligations of Landlord in this Paragraph 31(c) shall survive the expiration or termination of this Lease. The obligations of Landlord under this Paragraph 31(c) shall not be affected by any investigation by or on behalf of Tenant, or by any information which Tenant may have or obtain with respect thereto.

     IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed and their respective seals to be hereunto affixed as to she day and year first above written.

TENANT:

CIRCUIT CITY STORES, INC., a Virginia corporation

By:

Its: Vice President

STATE OF NEW MEXICO )
                    )
COUNTY OF BERNALILLO)

     This instrument was acknowledged before me this 14th day of March, 1995, by GEORGE BRUNACINI and JEANNETTE BRUNACINI, Husband and wife.

MY COMMISSION EXPIRES:

STATE OF VIRGINIA)
                 )
COUNTY OF HENRICO)

     This instrument was acknowleged before me this 18TH day of March, 1995, by Benjamin B. Cummings, Jr., Vice President of CIRCUIT CITY STORES, INC., a Virginia corporation.

MY COMMISSION EXPIRES:

5/31/95

JOYCE C. WOODSEN
NOTARY PUBLIC


                                  EXHIBIT "A"

                               Legal Description

     Lot C-4B1, Albuquerque Industrial Park Site, Albuquerque, New Mexico as the same is shown and designated on the Plat of Lots C-4B1 and C-4B2 filed in the office of the County Clerk of Bernalillo County, New Mexico on December 29, 1989, Plat Book C40, folio 80.

                                  EXHIBIT "B"

                             Leasehold Improvements
                                ATTACHED HERETO


                                  EXHIBIT "C"

                               Commencement Date
                                   Statement

                                 TO BE ATTACHED

                                  EXHIBIT "D"

                              Tenant Improvements
                                 TO BE ATTACHED


                               ADDENDUM TO LEASE

     THIS ADDENDUM is entered into effective April 3 9 , 1995, by and between GEORGE BRUNACINI and JEANNETTE BRUNACINI, husband and wife ("Landlord'), and CIRCUIT CITY STORES, INC., a Virginia corporation (" Tenant").

     WHEREAS, Landlord and Tenant entered into a lease dated March 14, 1995 ("Lease") involving the Premises described as Lot C-4B1, Albuquerque Industrial Park; and

     WHEREAS, the parties desire to amend certain terms and conditions of the Lease.

     NOW, THEREFORE, in consideration of the above and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed as follows:

     A new paragraph 32. shall be added to the Lease which will read as follows:

     32. MANAGEMENT FEES - Tenant shall pay to Landlord, or such other management company as Landlord shall designate, a management fee not to exceed three percent (3a) of the rent designated in Paragraph 4 of the Lease, which shall be payable monthly at the time the rent is due and payable.

     2. Except as herein modified and amended, the remaining terms and conditions of the Lease shall remain in full force and effect.

     IN WITNESS WHEREOF, the undersigned have executed this document the effective date set forth hereinabove.

LANDLORD:

GEORGE BRUNACINI

JEANNETTE BRUNACINI

TENANT:

CIRCUIT CITY STORES, INC., a Virginia corporation

By: Benjamin B. Cummings, Jr.

Its: Vice President


                                  EXHIBIT 10.7

                              ASSIGNMENT OF LEASE

     COMES NOW, George Brunacini and wife, Jeannette Brunacini, as "Assignor", of the certain Lease by and between George George Brunacini and wife, Jeannette Brunacini, as Lessor and Circuit City Stores, Inc., a Virginia corporation as Lessee dated March 14, 1995,(the "Lease") and hereby assigns its interest in said Lease to Westland Development Co., Inc., a New Mexico corporation, as Assignee, which assignment is subject to all the terms, conditions, obligations and addendums thereto as set forth in said Lease, a copy of which is attached hereto as Exhibit 1.

     In Witness Whereof the undersigned has set its hand as of this day of June, 1995.

George Brunacini

Jeannette Brunacini

STATE OF NEW MEXICO )
                    )SS.
COUNTY OF BERNALILLO)


     The foregoing instrument was acknowledged, sworn to and subscribed before me this 28th day of June 1995, by the aforesaid George Brunacini and Jeannette Brunacini.

Maxine M. Brunacini
Notary Public

My Commission Expires
July 18, 1995